Exhibit 99.1

3959 N. Lincoln Ave. Chicago, IL 60613 (773) 832-3088 www.corusbank.com	NEWS RELEASE

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION:
October 30, 2008	Michael Dulberg Chief Financial Officer (773) 832-3473 E-mail: mdulberg@corusbank.com
MICHAEL STEIN, EXECUTIVE VICE PRESIDENT
OF COMMERCIAL LENDING, RESIGNS
Chicago, Illinois — Corus Bankshares, Inc. (NASDAQ: CORS) (“Corus” or the “Company”) today announced that Michael Stein, executive vice president in Corus’ commercial lending department, has resigned to pursue other opportunities. Mr. Stein has managed the Company’s commercial lending department since 1996. During that time Mr. Stein, together with Robert Glickman, President and chief executive officer of Corus, were responsible for overseeing every major aspect of the lending process. Mr. Stein’s responsibilities will largely be assumed by Mr. Glickman.
Corus Bankshares, Inc. is a bank holding company headquartered in Chicago, Illinois. Corus conducts its banking operations through its wholly-owned banking subsidiary Corus Bank, N.A. (the “Bank”). The Bank is a nationwide construction lender, specializing in condominium, office, hotel, and apartment projects. Corus’ common stock trades on the NASDAQ Global Select Market tier of The NASDAQ Stock Market under the symbol: CORS.
# # #